UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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REED’S, inc.
(Name of Registrant as Specified in Its Charter)

JEFFREY T. GLIDDEN JEFFREY V. HEMBROCK EDWIN R. LOZANO JAMES G. MCRITCHIE GARY W. SPIRO MATHEW D. TEKULSKY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Edwin R. Lozano, together with the other participants named herein (collectively, “The Committee to Rescue Reed’s”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the upcoming 2016 annual meeting of stockholders of Reed’s, Inc., a Delaware corporation.

On October 11, 2016, The Committee to Rescue Reed’s issued the following press release:

The Committee to Rescue Reed's Issues Statement Regarding Status of Recent Settlement Discussions

Severely Disappointed that CEO Chris Reed Has Stalled the Process Aimed at Reaching a Mutually Agreeable Slate of Board Candidates

The Committee Has Tried to Work Constructively and in Good-Faith with Mr. Reed for Many Weeks to Reach a Compromise Board and Avoid a Proxy Contest, but to No Avail

The Committee Is Left with No Choice But to Proceed with Next Steps for Seeking the Election of its Five Highly Qualified Director Candidates at Reed's 2016 Annual Meeting

Remains Open to Working with Mr. Reed to Arrive at a Unified Director Slate as Proxy Deadlines Loom

NEW YORK, October 11, 2016 – The Committee to Rescue Reed's ("The Committee") today commented on its recent good-faith efforts to work with Chairman and CEO Chris Reed to reach a mutually agreeable director slate and avoid a proxy contest at the 2016 Annual Meeting of Reed's, Inc. (NYSE MKT: REED) ("Reed's" or the "Company").

The Committee issued the following statement:

"For the past several weeks, we have been working with Chris Reed to see if we could arrive at a mutually agreeable Board slate to avoid a costly and protracted proxy contest at the upcoming 2016 Annual Meeting. We are appreciative of the efforts of two significant shareholders in mediating this process, Joseph Grace and David Robinov, both of whom previously served as members on the Reed's Board. Both the Committee and Mr. Reed encouraged and fully supported a process whereby Messrs. Grace and Robinov were to interview and properly vet candidates put forth by each party and to, on the basis of the aforementioned vetting process, recommend a qualified, unified slate of Board nominees. While the independent mediators contacted, interviewed and quickly vetted all five candidates put forth by the Committee, Mr. Reed failed to provide the names and contact information for the Company's recommended nominees."

"Mr. Reed did, however, volunteer the name of Bruce Nierenberg for inclusion as a possible Board nominee. Messrs. Grace and Robinov were successful in their efforts to contact, interview, and vet Mr. Nierenberg. Further, according to a recent BevNET article, Mr. Reed also announced the possibility of John Bello joining the Board, but Mr. Bello reportedly refused to be vetted by the independent mediators. After numerous requests to Mr. Reed and missed milestones regarding delivery of the Board's proposed nominees, the mediators submitted a seven-member Board recommendation consisting of the Committee's five nominees along with Bruce Nierenberg and Mr. Reed. This recommendation was, unfortunately, ignored and the settlement discussions have ceased as of October 6th. Consequently, the Committee continues preparations for a proxy contest at the upcoming 2016 Annual Meeting."

"Despite the recent setback, the Committee remains hopeful that an expanded, mutually agreeable slate of nominees will ultimately be agreed upon by the parties. It is the sincere desire of the Committee to avoid a long and potentially destructive proxy contest. However, chances for arriving at such a unified slate are quickly dissipating, as filing deadlines loom."

"The Committee has had discussions with several significant shareholders of Reed's, all of whom share our serious concerns regarding the Company's poor financial performance and serious corporate governance deficiencies. We encourage any Reed's shareholders who may share our concerns to contact us at the numbers listed below. We look forward to your support at the 2016 Annual Meeting. In order to address the Company's serious shortcomings, the Committee previously nominated a highly qualified team of director candidates, including Jeffrey T. Glidden, Jeffrey V. Hembrock, Edwin R. Lozano, James G. McRitchie and Mathew D. Tekulsky, who are committed to dramatically improving Reed's operating performance and instituting 'best-in-class' governance practices at Reed's."

Investor Contacts:

James McRitchie

jm@corpgov.net

Phone: 916-869-2402

or

Edwin R. Lozano

erlozano@rcn.com

The Committee to Rescue Reed's

Counsel:

Andrew Freedman

Olshan Frome Wolosky LLP

AFreedman@olshanlaw.com

INFORMATION CONCERNING THE PARTICIPANTS

Edwin R. Lozano, together with the other the participants named herein (collectively, "The Committee to Rescue Reed's") intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the election of their slate of five highly-qualified director nominees at the 2016 annual meeting of stockholders of Reed's, Inc., a Delaware corporation (the "Company").

THE COMMITTEE TO RESCUE REED'S STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are Jeffrey T. Glidden, Jeffrey V. Hembrock, Edwin R. Lozano, James G. McRitchie, Gary W. Spiro and Mathew D. Tekulsky (collectively, the "Participants").

As of the date hereof, Mr. Lozano beneficially owned 160,954 shares of Common Stock. As of the date hereof, Mr. McRitchie beneficially owned 22,779 shares of Common Stock. As of the date hereof, Mr. Spiro beneficially owned 97,051 shares of Common Stock. As of the date hereof, Mr. Tekulsky beneficially owned 107,500 shares of Common Stock. As of the date hereof, Messrs. Glidden and Hembrock do not beneficially own any shares of Common Stock.